Exhibit 10.30

* CERTAIN INFORMATION, MARKED BY BRACKETS AND AN ASTERISK, IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EQUITY FUNDING AGREEMENT

among

BRIGHTSOURCE ENERGY, INC.

as Sponsor

BRIGHTSOURCE IVANPAH HOLDINGS, LLC

as Equity Contributor

NRG SOLAR IVANPAH LLC

as Equity Contributor

DANKE SCHOEN PROJECT LLC

as Equity Contributor

SOLAR PARTNERS VIII, LLC,

as Borrower

U.S. DEPARTMENT OF ENERGY,

as Credit Party, Guarantor and initial Loan Servicer

and

PNC BANK, NATIONAL ASSOCIATION,

doing business as Midland Loan Services,

a division of PNC Bank, National Association,

as Collateral Agent

Dated as of April 5, 2011

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INTERPRETATION		2

1.1	Definitions	2

1.2	Common Agreement Definitions	6

1.3	Interpretation	6

ARTICLE II CAPITAL CONTRIBUTIONS		6

2.1	Base Equity Commitments	6

2.2	Overrun Equity Commitment	7

2.3	Procedures for Equity Contributions	9

2.4	Proceeds of Equity Contributions	11

2.5	Grant of Security Interest	12

2.6	Drawing under Reserve Letters of Credit	12

2.7	Several Obligations	12

2.8	Adjustment of Equity Percentage	12

ARTICLE III ADDITIONAL AGREEMENTS; INDEMNITIES		13

3.1	Indemnity for Equity Contributor Breach	13

3.2	Survival	13

3.3	Modifications, Suspensions, Etc.	13

3.4	Waiver of Event of Default Notice	13

ARTICLE IV REPRESENTATIONS AND WARRANTIES		13

4.1	Legality, Validity and Enforceability	13

4.2	Default	14

4.3	Litigation	14

4.4	Fees	14

ARTICLE V COVENANTS OF EQUITY CONTRIBUTORS		14

5.1	Consents	14

5.2	Compliance with Legal Requirements	14

5.3	Litigation	14

5.4	Distributions	15

ARTICLE VI CASH GRANT RECAPTURE INDEMNITY		15

6.1	Transfer of Equity Interests; No Disqualified Persons	15

6.2	Notification of Recapture Damages	16

6.3	Defense of Recapture Claims	16

6.4	Subrogation	17

6.5	Use of Recapture Indemnification Contributions	17

6.6	Recapture Forbearance	17

ARTICLE VII MISCELLANEOUS		18

7.1	Notices	18

7.2	Delay and Waiver	18

7.3	Amendments; Waivers and Consents in Writing	18

7.4	Entire Agreement	18

7.5	Governing Law	19

7.6	Waiver of Trial by Jury	19

7.7	Consent to Jurisdiction; Service of Process	19

7.8	Severability	20

7.9	Limitation on Liability	20

7.10	Successors and Assigns	20

7.11	Reinstatement	21

7.12	Publicity	21

7.13	No Discharge	21

7.14	Termination	21

7.15	Waiver of Subrogation	22

7.16	Rights and Responsibilities of Agents; Conclusive Authority	22

7.17	Remedies; Benefits of Agreement	22

7.18	Counterparts	22

Schedule 6.1	Notice Addresses

2

Exhibit A	Form of Notice of Accelerated Equity Contribution Demand

Exhibit B	Form of Equity Contribution Guaranty

3

EQUITY FUNDING AGREEMENT

THIS EQUITY FUNDING AGREEMENT (this “Agreement”) is dated as of April 5, 2011, by and among:

(i)	BRIGHTSOURCE ENERGY, INC., a corporation organized and existing under the laws of the State of Delaware (the “Sponsor”);

(ii)	BRIGHTSOURCE IVANPAH HOLDINGS, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“BrightSource Ivanpah”);

(iii)	NRG SOLAR IVANPAH LLC, a limited liability company organized and existing under the laws of the State of Delaware (“NRG Solar”);

(iv)	DANKE SCHOEN PROJECT LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Google Ivanpah”);

(v)	SOLAR PARTNERS VIII, LLC, a limited liability company organized and existing under the laws of Delaware (the “Borrower”);

(vi)	U.S. DEPARTMENT OF ENERGY, acting by and through the Secretary of Energy, for itself as a Credit Party (in such capacity, “DOE”), as guarantor of the DOE-Guaranteed Loan (in such capacity, “Guarantor”), and as the initial loan servicer under the Common Agreement (in such capacity, the “Loan Servicer”); and

(vii)	PNC BANK, NATIONAL ASSOCIATION, doing business as Midland Loan Services, a division of PNC Bank, National Association, as the Collateral Agent under the Common Agreement (in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower intends to develop, construct, own and operate a nominal 133 MW solar thermal electric generating plant and certain common facilities serving such plant (the “Project”).

WHEREAS, in order to finance a portion of the cost of the Project, BrightSource Ivanpah, NRG Solar and Google Ivanpah (collectively, the “Equity Contributors”) will together provide 100% of the Equity Contributions required for the construction of the Project on the terms and conditions set forth herein.

WHEREAS, in order to finance the cost of the Project, the Borrower has entered into the Common Agreement of even date herewith, by and among DOE (on its own behalf and as Guarantor and initial Loan Servicer), the Borrower and the Collateral Agent, acting as the Administrative Agent thereunder (the “Common Agreement”), pursuant to which the Credit Parties have agreed to make available certain credit facilities to the Borrower on the terms and conditions set forth therein.

WHEREAS, it is a condition precedent to the making of the initial Advance under the Common Agreement and the other Loan Documents that the parties shall have entered into this Agreement.

NOW, THEREFORE, to induce DOE and the Collateral Agent to enter into the Common Agreement and the other Loan Documents and to induce the Credit Parties to make available the FFB Credit Facility, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1	Definitions

As used in this Agreement, the following terms have the following meanings:

“Accelerated Equity Contribution” means, at any time in the case of an Equity Acceleration Date specified in a notice issued by the Loan Servicer to the Equity Contributors (i) pursuant to Section 2.3.4, an amount equal to the lesser of (A) the balance of the undrawn Base Equity Commitment and (B) the outstanding amount of the Secured Obligations at such time, or (ii) pursuant to Section 7.3.3, an amount as specified therein.

“Aggregate Base Equity Amount” means (i) all Base Project Costs, less (ii) the sum of (A) the Guaranteed Loan Amount, and (B) the Supplemental Base Equity Amount, less (iii) the amount of the Approved Pre-Closing Equity Credit.

“Aggregate Base Equity Commitment Balance” means, at any point in time, an amount equal to the Aggregate Base Equity Amount less the aggregate amount of Base Equity Contributions made by the Equity Contributors as of such time.

“Agreement” has the meaning set forth in the preamble.

“Available Owner’s Contingency” has the meaning set forth in Section 2.2.3(c).

“Base Equity” means the Base Equity Contributions made by or on behalf of the Equity Contributors to the Borrower from time to time in satisfaction of their aggregate Base Equity Commitments.

“Base Equity Commitment” means the obligation of each Equity Contributor to make Base Equity Contributions in accordance with this Agreement.

“Base Equity Commitment Balance Security” means any combination of (i) Cash Collateral, (ii) Reserve Letters of Credit, or (iii) an Equity Contribution Guaranty from a Creditworthy Party, in each case provided to support the Base Equity Commitment of an Equity Contributor.

“Base Equity Contributions” means capital contributions made by one or more Equity Contributors to the Borrower to fund Base Project Costs, which contributions shall be made in accordance with Section 2.3.1.

“Base Equity Contribution Date” has the meaning set forth in Section 2.3.1.

“Base Equity Percentage” means, (i) with respect to BrightSource Ivanpah, zero percent (0%); (ii) with respect to NRG Solar, 64.10%; and (iii) with respect to Google Ivanpah, 35.90%, as may be adjusted from time to time in accordance with Section 2.8.

“Borrower” has the meaning set forth in the preamble.

“BrightSource Ivanpah” has the meaning set forth in the preamble.

“BSE Common Equity 409A Valuation” shall be the value of the Sponsor’s common stock as determined by the Board of Directors of the Sponsor for purposes of Section 409A of the Internal Revenue Code.

“BSE Common Equity Contribution Value” has the meaning set forth in Section 7.3.2.

“Cash Collateral” means cash in a deposit account in which the Collateral Agent has a security interest.

“Collateral” has the meaning set forth in Section 2.5.

“Collateral Agent” has the meaning set forth in the preamble.

“Common Agreement” has the meaning set forth in the recitals.

“Creditworthy Party” means a person with a long term unsecured debt rating or long-term issuer rating from any of Moody’s, S&P or Fitch of not less than investment grade.

“DOE” has the meaning set forth in the preamble.

“Equity Acceleration Date” means the date specified as such in any notice issued by the Loan Servicer to the Equity Contributors pursuant to Section 2.3.4 or Section 7.3.3.

“Equity Commitment Security Release Date” has the meaning set forth in Section 2.2.4.

“Equity Contribution” means, individually, each Base Equity Contribution, Supplemental Base Equity Contribution, and Overrun Equity Contribution (including an Accelerated Equity Contribution).

“Equity Contribution Date” means each Base Equity Contribution Date, Supplemental Base Equity Contribution Date, Overrun Equity Contribution Date, or Equity Acceleration Date.

“Equity Contributor Guarantor” means a Person that either (i) has a long-term unsecured debt rating from any of Moody’s, S&P or Fitch of not less than investment grade, (ii) is the Equity Contributor Ultimate Parent of an Equity Contributor, or (iii) is any other Person approved by DOE as being sufficiently creditworthy for purposes of an Equity Contributor Guaranty.

“Equity Contribution Guaranty” means each payment guaranty, substantially in the form attached hereto as Exhibit B, provided by each Equity Contributor Guarantor in support of such Equity Contributor’s obligations (i) to provide Base Equity, if such Equity Contributor elects to provide Base Equity Commitment Balance Security in the form of a guaranty from a

Creditworthy Party, (ii) to provide Funded Overrun Equity, if such Equity Contributor elects to provide Funded Overrun Equity Commitment Balance Security in the form of a guaranty from a Creditworthy Party, (iii) to make any Recapture Indemnification Contribution, (iv) to make any ITC Compensation Payment, and (v) with respect to BrightSource Ivanpah, to provide Supplemental Base Equity.

“Equity Contributors” has the meaning set forth in the recitals.

“Funded Overrun Equity” has the meaning set forth in Section 2.2.2.

“Funded Overrun Equity Amount” means Overrun Project Costs equal to 3.00% of Base Project Costs, or $22,563,972.

“Funded Overrun Equity Balance” means, at any time, an amount equal to the excess, if any, of (i) Funded Overrun Equity Amount, over (ii) the aggregate amount of Overrun Equity Contributions by the Equity Contributors in consideration of Funded Overrun Equity as of such time.

“Funded Overrun Equity Commitment” means the obligation of the Equity Contributors to make Overrun Equity Contributions in consideration of Funded Overrun Equity in the amounts and at the times specified in this Agreement.

“Funded Overrun Equity Commitment Balance Security” means any combination of (i) Cash Collateral, (ii) Reserve Letters of Credit, and (iii) an Equity Contribution Guaranty from a Creditworthy Party, in each case provided to support the Funded Overrun Equity Commitment of an Equity Contributor.

“Funded Overrun Equity Percentage” means, (i) with respect to BrightSource Ivanpah, 21.7744%; (ii) with respect to NRG Solar, 50.1446%; and (iii) with respect to Google Ivanpah, 28.0810%, as may be adjusted from time to time in accordance with Section 2.8.

“Google Ivanpah” has the meaning set forth in the preamble.

“Guarantor” has the meaning set forth in the preamble.

“Individual Base Equity Commitment Balance” has the meaning set forth in Section 2.1.1.

“Individual Funded Overrun Equity Commitment Balance” has the meaning set forth in Section 2.2.2.

“Loan Servicer” has the meaning set forth in the preamble.

“NRG Solar” has the meaning set forth in the preamble.

“Overrun Equity” means the Overrun Equity Contributions made by or on behalf of the Equity Contributors to the Borrower from time to time in satisfaction of their aggregate Overrun Equity Commitment.

“Overrun Equity Commitment” The obligation of the Equity Contributors to fund all Overrun Project Costs and costs of design, engineering, startup, commissioning and shakedown, until the Operational Completion Date, in accordance with this Agreement.

“Overrun Equity Contributions” means capital contributions made by one or more Equity Contributors to the Borrower to fund Overrun Project Costs as set forth in Section 2.3.2.

“Overrun Equity Contribution Date” has the meaning set forth in Section 2.2.3(d).

“Project” has the meaning set forth in the recitals.

“Recapture Damages” Any loss or liability of the Borrower resulting from all or any portion of a Cash Grant being required to be repaid to the U.S. Department of the Treasury as a result of a breach of the obligations set forth in Section 6.1, including any interest and penalties related thereto as described in the Cash Grant Guidance.

“Recapture Indemnification Contribution” has the meaning set forth in Section 6.1(b).

“Reserved BSE Common Equity” has the meaning set forth in Section 7.1.3.

“Sponsor” has the meaning set forth in the recitals.

“Supplemental Base Equity” means the Supplemental Base Equity Contributions made by or on behalf of BrightSource Ivanpah to the Borrower from time to time in satisfaction of the Supplemental Base Equity Commitment.

“Supplemental Base Equity Amount” has the meaning set forth in Section 7.1.2.

“Supplemental Base Equity Collateral” has the meaning set forth in Section 7.4.

“Supplemental Base Equity Commitment” means the obligation of BrightSource Ivanpah to make Supplemental Base Equity Contributions in accordance with this Agreement.

“Supplemental Base Equity Commitment Balance” means, at any point in time, an amount equal to the Supplemental Base Equity Amount, less the aggregate, without duplication of amounts, of (i) Supplemental Base Equity Contributions made by BrightSource Ivanpah, including all amounts paid pursuant to Section 7.3.1, subject to the next sentence, and (ii) amounts deposited into the Debt Service Reserve Account in accordance with Section 3.4.4 of the Common Agreement from the proceeds of any Cash Grant received. For purposes of this definition, Supplemental Base Equity Contributions made pursuant to Section 7.3.1(d) shall be valued at the BSE Common Equity 409A Valuation of the shares of Reserved BSE Common Equity delivered to the Collateral Agent on the date of such delivery.

“Supplemental Base Equity Commitment Balance Security” means the following in the amounts specified in Section 7.1.2, in each case provided to support the Supplemental Base Equity Commitment of BrightSource Ivanpah: (i) Cash Collateral, (ii) Reserve Letters of Credit, or (iii) an Equity Contribution Guaranty from the Sponsor supported by Reserved BSE Common Equity.

“Supplemental Base Equity Commitment Security Release Date” has the meaning set forth in Section 7.2.

“Supplemental Base Equity Contribution Date” means the date that is 180 days after the later of (i) one year after the Initial Energy Delivery Date (as defined in the Power Purchase Agreement), and (ii) the achievement of “Substantial Completion” under the Equipment and Construction Contract, but in no event later than the date that is 90 days before the First Principal Payment Date for the Long-Maturity Promissory Note.

“Supplemental Base Equity Contributions” means capital contributions made by BrightSource Ivanpah to the Borrower to fund the Debt Service Reserve Account, which contributions shall be made in accordance with Section 7.3.1.

1.2	Common Agreement Definitions

When used in this Agreement including the recitals hereto, capitalized terms not otherwise defined herein which are defined in Exhibit A to the Common Agreement have the meanings given to them in the Common Agreement.

1.3	Interpretation

For all purposes of this Agreement and the Exhibits hereto, the principles of construction set forth in Exhibit B to the Common Agreement shall apply mutatis mutandis to this Agreement as if set forth in full in this Section 1.3.

ARTICLE II

CAPITAL CONTRIBUTIONS

Each Equity Contributor, severally in accordance with Section 2.7, undertakes to provide directly or indirectly to the Borrower the required amounts of Base Equity and Overrun Equity, on and subject to the terms and conditions of this Agreement.

2.1	Base Equity Commitments

2.1.1	Amount of Base Equity Commitment

Each Equity Contributor irrevocably commits to provide to the Borrower, directly or indirectly, in accordance with Section 2.3.1, its share of the Aggregate Base Equity Commitment Balance in an amount determined by the following formula:

(A * B) – C

where

A = such Equity Contributor’s Base Equity Percentage,

B = the Aggregate Base Equity Amount, and

C = the aggregate amount of such Equity Contributor’s prior Base Equity Contributions (excluding the amount of any Approved Pre-Closing Equity Credit).

No Equity Contributor’s commitment under this Section 2.1.1 (its “Individual Base Equity Commitment Balance”) can be less than zero.

2.1.2	Form of Base Equity Commitments

(a)	Each Equity Contributor shall secure its Base Equity Commitment from the Financial Closing Date through the date described in Section 2.2.4 by providing Base Equity Commitment Balance Security in an amount not less than the amount of such Equity Contributor’s Individual Base Equity Commitment Balance.

(b)	If at any time an Equity Contributor breaches Section 2.1.2(a), such Equity Contributor shall cure such deficiency within 10 days after receipt of a written demand from the Collateral Agent or the Loan Servicer. If at any time the amount of an Equity Contributor’s Base Equity Commitment Balance Security is greater than such Equity Contributor’s Individual Base Equity Commitment Balance, such Equity Contributor’s Base Equity Commitment Balance Security may be accordingly reduced.

2.2	Overrun Equity Commitment

2.2.1	Unlimited Sponsor Overrun Equity Commitment

The Sponsor irrevocably commits to provide to the Borrower, in accordance with Section 2.3.2, Overrun Equity in the aggregate amount equal to 100% of all Overrun Project Costs incurred at any time prior to the Operational Completion Date; provided, however, that all Overrun Project Costs shall be funded to the extent available (i) first, from Available Owner’s Contingency (as defined in Section 2.2.3(c) below), (ii) second, from Funded Overrun Equity, and (iii) thereafter, by additional funds provided by the Sponsor.

2.2.2	Amount of Funded Overrun Equity Commitment

Without limiting the Sponsor’s obligations under Section 2.2.1, each Equity Contributor irrevocably commits to provide to the Borrower, directly or indirectly, in accordance with Section 2.3.2, its share of the Funded Overrun Equity Balance in an amount determined by the following formula (“Funded Overrun Equity”):

(A * B) – C

where

A = such Equity Contributor’s Funded Overrun Equity Percentage,

B = the Funded Overrun Equity Amount,

C = the aggregate amount of such Equity Contributor’s prior Funded Overrun Equity Contributions.

No Equity Contributor’s commitment under this Section 2.2.2 (its “Individual Funded Overrun Equity Commitment Balance”) can be less than zero.

2.2.3	Form of Funded Overrun Equity Commitment

(a)

Each Equity Contributor shall secure its share of the Funded Overrun Equity Commitment by providing Funded Overrun Equity Commitment Balance Security in an amount not less than the amount of such Equity Contributor’s Individual Funded Overrun Equity Commitment Balance. With respect to any Funded Overrun Equity Commitment Balance Security provided by an Equity Contributor in the form of Cash Collateral,

(i) such Cash Collateral shall be deposited into a separate Funded Overrun Equity Account established by the Collateral Agent, and (ii) such Equity Contributor shall enter into such agreements and instruments as are necessary to create and perfect a first-priority security interest under applicable law in such Cash Collateral, and shall provide customary legal opinions with respect to such creation and perfection.

(b)	Each Equity Contributor’s share of the Funded Overrun Equity Balance Security may, in accordance with the following two paragraphs, be established over time as such Equity Contributor contributes its Funded Overrun Equity Percentage of Funded Overrun Equity Balance Security, provided, however, that such establishment of each Equity Contributor’s share of the Funded Overrun Equity Balance Security shall be made in accordance with Sections 2.2.3(c) and (d) below.

(c)	Each month the Loan Servicer shall cause the Lender’s Engineer to calculate and provide to the Loan Servicer in the Lender’s Engineer Construction Progress Report the amount of Owner’s Contingency that has not been allocated to, or used to fund, identified Project Costs and remains available for the allocation to, and payment of, future Project Costs, the amount of any Funded Overrun Equity Contributions previously made in accordance with this Section 2.2.3 that have not been allocated to, or used to fund, Project Costs and remain available for the allocation to, and payment of, future Project Costs and the amount of the Funded Overrun Equity Commitment Balance Security (“Available Owner’s Contingency”), together with a calculation in reasonable detail of the basis for such calculation. The Loan Servicer shall review and approve such calculation of Available Owner’s Contingency and provide a copy thereof to the Borrower and each Equity Contributor.

(d)	If at any time the amount of Available Owner’s Contingency has been reduced to less than 2.00% of Base Project Costs, then not later than 10 days after receipt of such notice (the “Overrun Equity Contribution Date”), the Equity Contributors shall increase the Funded Overrun Equity Commitment Balance Security in an aggregate amount equal to the lesser of (i) the amount required to increase the Available Owner’s Contingency to 3.00% of Base Project Costs and (ii) the then-remaining Funded Overrun Equity Balance.

(e)	If at any time an Equity Contributor breaches Section 2.2.3, such Equity Contributor shall cure such deficiency within 10 days after written demand from the Collateral Agent or the Loan Servicer.

(f)	If at any time the amount of an Equity Contributor’s Funded Overrun Equity Commitment Balance Security is greater than the amount of such Equity Contributor’s Individual Funded Overrun Equity Commitment Balance, such Equity Contributor’s Funded Overrun Equity Commitment Balance Security may be accordingly reduced by written notice to the Loan Servicer and the Collateral Agent.

2.2.4	Release of Amounts in Equity Funding Account

On the date that (x) Operational Completion has occurred and (y) the Borrower has established and funded a reserve in an amount determined by the Borrower and approved by the Lender’s Engineer to be sufficient to pay all out-of-pocket costs (net of any warranty payments) that the

Borrower is reasonably likely to incur with respect to any punch-list or other items required to achieve Final Construction Completion (the “Equity Commitment Security Release Date”), (i) DOE shall promptly take all action required to release all Base Equity Commitment Balance Security and Funded Overrun Equity Commitment Balance Security (excluding such reserve), and (ii) DOE shall instruct the Collateral Agent in accordance with the Common Agreement to pay to each applicable Equity Contributor any remaining balance in the Equity Funding Account contributed by it and not otherwise used as Base Equity or Funded Overrun Equity to fund Project Costs. Any excess funds returned to the Equity Contributors from the Equity Funding Account shall be returned in the proportions directed by the Equity Contributors.

2.3	Procedures for Equity Contributions

2.3.1	Base Equity Contributions to Borrower

Not later than the date on which the applicable Base Equity Contribution is required to be made pursuant to Section 2.4.2 of the Common Agreement (the “Base Equity Contribution Date”), each Equity Contributor shall cause its share of each Base Equity Contribution, in an amount equal to the product of (x) the Base Equity Percentage for such Equity Contributor, and (y) the aggregate Base Equity Contributions required on the applicable Base Equity Contribution Date, to be made to the Borrower, provided that no Equity Contributor shall be obligated to make Base Equity Contributions in excess of its Individual Base Equity Commitment Balance. Base Equity Contributions may be made by:

(a)	instructing the Collateral Agent in the applicable Master Advance Notice to draw on a Reserve Letter of Credit provided by such Equity Contributor in accordance with Section 2.6 in a specified amount for deposit by the Collateral Agent into the Disbursement Account;

(b)	instructing the Collateral Agent to draw funding from Cash Collateral provided by such Equity Contributor in accordance with Section 2.6 in the applicable Master Advance Notice in a specified amount for deposit by the Collateral Agent into the Disbursement Account; or

(c)	depositing cash into (i) the Disbursement Account or (ii) the Equity Funding Account.

To the extent an Equity Contributor makes a Base Equity Contribution, such Equity Contributor’s Individual Base Equity Commitment Balance shall be reduced accordingly.

Each Equity Contributor’s obligations under this Section 2.3.1 shall expire, and no Equity Investor will have any further obligation to make any Base Equity Contributions, from and after the PPA Required Performance Date.

2.3.2	Overrun Equity Contributions to Borrower

(a)

Without limiting the Sponsor’s obligations under Section 2.2.1 or Article VII, and notwithstanding the release of Funded Overrun Equity Commitment Balance Security pursuant to Section 2.2.4, not later than the applicable Overrun Equity Contribution Date, each Equity Contributor shall cause its share of each Overrun Equity Contribution, in an amount equal to the product of (x) the Funded Overrun Equity Percentage for such Equity

Contributor, and (y) the aggregate Overrun Equity Contributions required on the applicable Overrun Equity Contribution Date, to be made to the Borrower, provided that no Equity Contributor shall be obligated to make Overrun Equity Contributions in excess of its Individual Funded Overrun Equity Commitment Balance. To the extent an Equity Contributor is excused from making an Overrun Equity Contribution because it has reduced its Individual Funded Overrun Equity Commitment Balance to zero, the Sponsor shall make the Overrun Equity Contribution that the applicable Equity Contributor would have made but for the cap in Section 2.2.2.

(b)	Prior to the Equity Commitment Security Release Date, Overrun Equity Contributions may be made by:

(i)	instructing the Collateral Agent in the applicable Master Advance Notice to draw on a Reserve Letter of Credit provided by such Equity Contributor in accordance with Section 2.6 in a specified amount for deposit by the Collateral Agent into the Disbursement Account; or

(ii)	instructing the Collateral Agent to draw funding from Cash Collateral provided by such Equity Contributor in accordance with Section 2.6 in the applicable Master Advance Notice in a specified amount for deposit by the Collateral Agent into the Disbursement Account; or

(iii)	depositing cash into the Disbursement Account in accordance with the Common Agreement.

(c)	From and after the Equity Commitment Security Release Date, Overrun Equity Contributions may be made by depositing cash into the Disbursement Account in accordance with the Common Agreement.

(d)	To the extent an Equity Contributor makes an Overrun Equity Contribution, such Equity Contributor’s Individual Funded Overrun Equity Commitment Balance shall be reduced accordingly.

(e)	Each Equity Contributor’s obligations under this Section 2.3.2 shall expire, and no Equity Investor will have any further obligation to make any Overrun Equity Contributions, from and after the PPA Required Performance Date.

(f)	For the avoidance of doubt, the proceeds of the Funded Overrun Equity Commitment may not be used to pay amounts outstanding under the FFB Credit Facility. Following the occurrence of an Event of Default, Funded Overrun Equity may only be drawn down (i) from time to time as required, to pay costs the Loan Servicer determines to be necessary to continue the development, design and construction of the Project, and (ii) to the extent of the Funded Overrun Equity Commitment Balance Security that is in place as of the date of the Event of Default.

2.3.3	Equity Contribution Shortfalls

(a)	If any Equity Contributor does not timely make the full amount of any Equity Contribution it is required to make, and such failure continues for two (2) Business Days after receipt of written notice from the Loan Servicer, then the Loan Servicer, by instruction to the Collateral Agent, may elect to fund the shortfall by drawing on any of the sources available provided by the relevant Equity Contributor as specified in Sections 2.1.2 or 2.2.3. If the required funds are made available to the Collateral Agent consistent with the terms of the applicable security or guaranty documents, the applicable Base Equity Contribution shall be deemed timely made.

(b)	If as of any Base Equity Contribution Date or Overrun Equity Contribution Date, (i) an Equity Contributor has made Equity Contributions to the Equity Funding Account in excess of the amounts required from such Equity Contributor under Section 2.3.1 or Section 2.3.2 (as applicable) and (ii) another Equity Contributor has failed to make all of its required Equity Contribution under Section 2.3.1 or Section 2.3.2 (as applicable), the Credit Parties shall not transfer the excess Equity Contributions of the overfunding Equity Contributor from the Equity Funding Account to make up for the shortfall of the underfunding Equity Contributor, unless and until an Equity Acceleration Date occurs.

2.3.4	Accelerated Equity Contributions

(a)	Promptly upon delivery by the Loan Servicer to the Equity Contributors at any time prior to the Operational Completion Date of a notice in the form of Exhibit A hereto demanding an Accelerated Equity Contribution pursuant to Section 8.2(f) of the Common Agreement, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived, and without limiting the Sponsor’s obligations under Section 2.2.1, but subject to each Equity Contributor’s maximum Individual Base Equity Commitment Balance (as the same may have been reduced on account of prior Base Equity Contributions), each Equity Contributor shall, on the date specified therefor, deposit into the Equity Funding Account an amount of cash equal to the excess, if any, of (x) its Base Equity Percentage of such Aggregate Base Equity Amount over (y) the amount of Base Equity Contributions made by such Equity Contributor prior to the date of the Accelerated Equity Contribution.

(b)	The right of the Loan Servicer to demand an Accelerated Equity Contribution (including from BrightSource Ivanpah pursuant to Section 7.3.3) shall not limit any other right or remedy of DOE, the Loan Servicer or any other Credit Party under any Loan Document or the Governmental Rules, nor shall any Credit Party be obligated to pursue any right or remedy or proceed against, or elect or exhaust any remedies with respect to, any other Person or any Collateral Security. Each Equity Contributor hereby irrevocably waives any defense of a guarantor or surety to which such Equity Contributor might be entitled under any Governmental Rules with respect to any Accelerated Equity Contribution.

2.4	Proceeds of Equity Contributions

(a)	Each Equity Contribution required to be made in cash shall be made in immediately available funds in Dollars.

(b)	Proceeds of any Equity Contribution (other than in connection with an Accelerated Equity Contribution) shall be made available to the Borrower in accordance with Section 2.4 and Article 9 of the Common Agreement.

(c)	Proceeds of any Accelerated Equity Contribution shall be applied in accordance with Section 8.2 of the Common Agreement.

2.5	Grant of Security Interest

As security for the payment and performance of its obligations under this Agreement and the other Secured Obligations, each Equity Contributor hereby grants to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a first priority perfected security interest in the Equity Funding Account and all proceeds thereof (the “Collateral”). Each Equity Contributor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until the termination of the FFB Credit Facility Commitment and payment and performance in full of all Secured Obligations (other than inchoate indemnity obligations).

2.6	Drawing under Reserve Letters of Credit

Any Reserve Letter of Credit shall provide for drawing upon presentation of a certificate of the Collateral Agent to the effect that (i) an amount owing under Article II by the Equity Contributor providing such Reserve Letter of Credit (or owing under Article VII with respect to any Reserve Letter of Credit provided by BrightSource Ivanpah thereunder) has not been paid by such Equity Contributor on the date when due, (ii) the issuer thereof has ceased to have the credit quality described in the definition of Reserve Letter of Credit, or (iii) 45 days prior to the date of expiration thereof such Reserve Letter of Credit has not been renewed or replaced by (A) another Reserve Letter of Credit, (B) Cash Collateral, (C) an Equity Contribution Guaranty from a Creditworthy Party, or (D) a cash contribution to the Equity Funding Account.

2.7	Several Obligations

The liability of each Equity Contributor under this Agreement is limited as set out in this Agreement and is several (and not joint). Without limiting the Sponsor’s obligations under Section 2.2.1, the obligations of each Equity Contributor under this Agreement shall be in proportion to such Equity Contributor’s Base Equity Percentage (for matters concerning Base Equity) or Funded Overrun Equity Percentage (for matters concerning Funded Overrun Equity). No Equity Contributor is liable for the obligations of any other Equity Contributor under this Agreement. Failure of an Equity Contributor to carry out its obligations under this Agreement shall not relieve any other Equity Contributor of its obligations under this Agreement. The Parties acknowledge that Equity Contributions may be funded through equity funding to intermediate holding companies between the Borrower and the Equity Contributors and any funding through such an intermediary shall constitute Equity Contributions of the applicable Equity Contributor, so long as the funds representing such Equity Contributions are deposited into the applicable Project Account. Payments made by any other Person of an Equity Contribution an Equity Contributor has failed to make shall be deemed for all purposes of this Agreement to have been made by such Equity Contributor and to have cured any failure by such Equity Contributor to make such Equity Contribution.

2.8	Adjustment of Equity Percentage

The Base Equity Percentage or Funded Overrun Equity Percentage of any Equity Contributor may, by giving written notice to the Collateral Agent and Loan Servicer, be revised from time to time, to the extent permitted by the Operating Agreement for the Master Holding Company.

2.9	Unwind

The parties acknowledge that the initial Advance is expected to occur three Business Days after the Financial Closing Date, and that the obligations of the parties under this Agreement are contingent on the making of that initial Advance. Accordingly, if for any reason the initial Advance does not occur on or before May 1, 2011, upon receipt by DOE of written notice from any other party hereto of the termination of this Agreement:

(i)	this Agreement shall be immediately terminated; provided, however, that this Section 2.9 shall survive such termination;

(ii)	each Equity Contributor Guaranty shall be immediately terminated in accordance with Section 6.6 thereof;

(iii)	all other Transaction Documents (other than the Common Agreement and the Master Holding Company LLC Agreement) to which any party hereto is a party or which any party hereto has delivered or provided, or caused to be delivered or provided, pursuant to Article 4 of the Common Agreement shall be deemed not to have been delivered or provided by any party thereto, and shall be returned to the party providing them, and any signature pages previously provided shall be returned to the signatory;

(iv)	no party shall foreclose upon or take possession of any Collateral Security or take any other action under the Security Documents or otherwise with respect to the Collateral Security, and all Collateral Security provided under any Security Document or other Transaction Document shall be released promptly;

(v)	DOE shall, and as necessary shall instruct the Collateral Agent to, and the Collateral Agent shall, return promptly to the parties providing them (A) all funds, documents, instruments, and certificates delivered or provided pursuant to this Agreement, including all Base Equity Commitment Balance Security and Funded Overrun Equity Commitment Balance Security, and (B) all other funds (other than the FFB Credit Facility Fees and any other amounts payable under the Common Agreement), documents, instruments, and certificates provided under any other Transaction Document in connection with the initial Advance; and

(vi)	notwithstanding the foregoing, (A) the Common Agreement and the DOE Conditional Commitment shall remain in full force and effect and be binding on each party thereto, but DOE shall have no further obligations under Article 4 of the Common Agreement, and (B) no FFB Credit Facility Fees or other amounts previously paid pursuant to the Common Agreement or the DOE Conditional Commitment shall be refunded.

The parties shall cooperate with one another in connection with the implementation of this Section 2.9, and promptly upon request each party shall execute, acknowledge and deliver all further instruments and documents, and take all such further acts as any other party may reasonably request from time to time, in order to carry out the purposes of this Section 2.9.

ARTICLE III

ADDITIONAL AGREEMENTS; INDEMNITIES

3.1	Indemnity for Breach

Each Equity Contributor agrees that it shall defend, indemnify and hold harmless on demand each Agent and each other Credit Party and their respective directors, officers, employees, agents and representatives from and against and reimburse such indemnitees on demand for any and all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims and demands of every kind or nature, including reasonable attorney’s fees and court costs, which are occasioned by or result from any failure by such Equity Contributor to perform any of the terms of this Agreement or any other Equity Document.

3.2	Survival

The obligations of each Equity Contributor under this Article III shall survive termination of this Agreement.

3.3	Modifications, Suspensions, Etc.

No Equity Contributor shall (a) as applicable, agree to any amendment, modification or variation to, or waive or grant any indulgence with respect to, any right under this Agreement or any Equity Document of the Borrower, the Project Holding Company or the Master Holding Company, or (b) make or agree to any suspension, termination or cancellation of, this Agreement or any other Equity Document of the Borrower, the Project Holding Company or the Master Holding Company, or (c) assert or agree to any claim that this Agreement or any other Equity Document of the Borrower, the Project Holding Company or the Master Holding Company has been frustrated, except, in each case, to the extent the Borrower and the Equity Contributors are not prohibited from doing so under the Loan Documents, including in accordance with the procedures set forth in Section 7.16(a)(iv) of the Common Agreement.

3.4	Waiver of Event of Default Notice

Without waiving any notice rights expressly provided for under this Agreement or the Common Agreement, each Equity Contributor hereby irrevocably waives diligence, presentment, protest, demand for payment and Event of Default Notice or notice of non-payment to or upon the Borrower or any other Person with respect to any amounts due under the Common Agreement, any Equity Document or any other Loan Document. Each Equity Contributor acknowledges the substantial direct and indirect benefits from the financing arrangements are contemplated by the Loan Documents and the waivers set forth herein are knowingly made in contemplation of such benefits.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Equity Contributor makes all of the following representations and warranties to and in favor of each Credit Party as of (i) the Financial Closing Date, (ii) each Periodic Approval Date, and (iii) each Advance Date, except as such representations and warranties relate to an earlier date, and all of these representations and warranties shall survive the Financial Closing Date.

4.1	Legality, Validity and Enforceability

This Agreement and each other Equity Document to which it is a party, constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2	Default

It is not in default under (i) any term of this Agreement or (ii) any other agreement to which it is a party which could reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder or under any other Equity Document to which it is a party.

4.3	Litigation

There is no pending or, to its knowledge, threatened (in writing) action or proceeding at law or in equity affecting it before any Governmental Authority or arbitrator, (i) that relates to this Agreement or, any other Transaction Document to which it is a party that could reasonably be expected to have a Material Adverse Effect or (ii) which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement or under any other Equity Document to which it is a party.

4.4	Fees

Other than amounts that have been paid in full or will have been paid in full by the initial Requested Advance Date, no fees or taxes, including stamp, transaction, registration or similar taxes, are required to be paid by it or by any of the Credit Parties for the legality, validity, or enforceability of this Agreement.

ARTICLE V

COVENANTS OF EQUITY CONTRIBUTORS

Each Equity Contributor covenants and agrees that, until the date described in Section 2.2.4:

5.1	Consents

It shall maintain in full force and effect all Government Approvals that are required to be obtained by it with respect to this Agreement and shall obtain any such Government Approvals that may become necessary in the future.

5.2	Compliance with Legal Requirements

It shall comply with all requirements under any law, rule, regulation, order, judgment or decree to which it may be subject if failure so to comply could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.

5.3	Litigation

Promptly, and in any event within five Business Days after an Authorized Official obtains knowledge thereof, it shall give to the Loan Servicer notice of the occurrence of any event or of any litigation or governmental proceeding pending against it which could reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.

ARTICLE VI

INDEMNITY FOR CASH GRANT RECAPTURE, ITC

6.1	Transfer of Equity Interests; No Disqualified Persons.

(a)	At all times during the Recapture Period, each Equity Contributor agrees that it shall not:

(i)	become, or with respect to any Person that directly or indirectly owns Equity Interests in such Equity Contributor (with respect to each Equity Contributor, its “Equity Contributor Affiliated Parties”), suffer, permit or consent to such Equity Contributor Affiliated Party becoming, a Disqualified Person, including by changing its tax status; or

(ii)	cause or make or, with respect to any sale, assignment, issuance or transfer by any Equity Contributor Affiliated Party, suffer, permit or consent to, any sale, assignment, issuance or transfer (A) of (x) any direct, indirect or beneficial Equity Interests of the Borrower to any Disqualified Person, or (y) any Project assets to a Disqualified Person, or (B) that would cause the property to cease to qualify as a specified energy property within five years from the date the Project is “placed in service” (for the purposes of Section 48 of the Internal Revenue Code);

provided, however, that this Section 6.1(a) shall not (A) apply to any sale, assignment or transfer of any direct or indirect ownership interest or other interest in the Borrower or in any Project assets that would cause the Borrower to be a Disqualified Person if such sale, assignment or transfer results from the acts or omission of, at the direction of, or with the permission of, any Credit Party or (B) cause, in any way, any Equity Contributor to be responsible for the actions or inactions of any Equity Contributor Affiliated Party of any other Equity Contributor.

(b)

Each Equity Contributor hereby agrees to defend, indemnify and hold the Borrower harmless from and against, any loss or liability to the Borrower resulting from a breach of Section 6.1(a) by any of its Equity Contributor Affiliated Parties (such reimbursement obligation, a “Recapture Indemnification Contribution”). Each Equity Contributor shall reimburse the Borrower for any loss or liability to the Borrower resulting from a breach of Section 6.1(a) by such Equity Contributor’s Equity Contributor Affiliated Parties. Recapture Indemnification Contributions due from an Equity Contributor shall be paid to the Borrower within ten (10) days after the assessment of Recapture Damages becomes final and non-appealable.

(c)	The amount of any Recapture Indemnification Contribution shall be net of any insurance proceeds or other funds received by the Borrower in consideration of any Equity Contributor’s breach of Section 6.1(a).

(d)	If more than one Equity Contributor is directly responsible for Recapture Damages, the applicable Recapture Indemnification Contributions under Section 6.1(b), the responsible Equity Contributors shall be jointly and severally liable for the full amount of such Recapture Damages.

(e)	At the time that any Recapture Indemnification Contribution is paid, the Equity Contributor providing such Recapture Indemnification Contribution shall provide the Loan Servicer, the other Equity Contributors and the Borrower with a written notice setting forth the amount of the funding provided.

(f)	Any Equity Contributor may, at its election, deposit funds into the Cash Grant Recapture Liability Proceeds Account after it receives notice of potential Cash Grant Recapture Liability. Within thirty (30) days after a final, non-appealable determination of Recapture Damages, any excess funds on deposit in the Cash Grant Recapture Liability Proceeds Account over the sum (without duplication) of (x) actual Recapture Damages, and (y) Recapture Indemnification Contributions, shall be refunded to the contributing Equity Contributor. Monies refunded to the Equity Contributor from the Cash Grant Recapture Liability Proceeds Account will be shared by the Equity Contributor so that, to the greatest extent possible, the net amount paid by each Equity Contributor on account of a claim for Recapture Damages reflects the actual liability of each Equity Contributor for Recapture Indemnification Contributions.

(g)	Each Equity Contributor shall provide to DOE on or before the Financial Closing Date an Equity Contribution Guaranty with respect to the obligation of such Equity Contributor to make Recapture Indemnification Contributions.

6.2	Notification of Recapture Damages.

(a)	If at any time or from time to time the Borrower becomes aware that Cash Grant Recapture Liabilities exist or are reasonably likely to exist (other than on account of the acts or omissions of a Credit Party), it shall deliver a written notice and demand to the Equity Contributor(s) whose breach of Section 6.1(a) resulted in such Recapture Damages (with a copy to the Loan Servicer and the other Equity Contributors).

(b)	If the Borrower fails to timely deliver all notices (in form and substance satisfactory to the Loan Servicer) required pursuant to Section 6.2(a), the Loan Servicer may, from time to time, deliver written notice and demand to the applicable Equity Contributor(s) (with a copy to the Borrower and the other Equity Contributors).

6.3	Defense of Recapture Claims

(a)	Any Equity Contributor from which indemnity is demanded under Section 6.2 may, either on its own behalf or on behalf of the Borrower, appear in any proceeding relating to, and otherwise defend against, the imposition of Recapture Damages. The costs of such defense shall be at the expense of the defending Equity Contributor.

(b)	Borrower and each Credit Party shall have the right, but not the obligation, to employ independent counsel (reasonably approved by the indemnitor- Equity Contributor) to represent it in any proceeding relating to the imposition of Recapture Damages and to the extent that the Borrower or a Credit Party determines in good faith that its rights and interests may be compromised or not fully and adequately represented by legal counsel acting for the indemnitor- Equity Contributor whether on account of any potential defenses that the indemnitor-Equity Contributor may have to its obligations under this Agreement or otherwise, and in such event the reasonable fees and expenses of Borrower or such Credit Party’s independent counsel shall be paid by the indemnitor- Equity Contributor.

6.4	Subrogation

(a)	Any Equity Contributor that makes a payment pursuant to Section 6.1(b) shall be subrogated to the rights of the Borrower and Borrower shall pay over to such Equity Contributor any amounts it recovers for which the Equity Contributor made an indemnity payment. Such Equity Contributor may independently pursue its subrogation rights directly or in the name of the Borrower.

(b)	Neither the Borrower nor any Credit Party shall take any action that will compromise an Equity Contributor’s subrogation rights or impose liability on an Equity Contributor without the prior written consent of such Equity Contributor.

6.5	Use of Recapture Indemnification Contributions

(a)	Recapture Indemnification Contributions will be deposited into the Cash Grant Recapture Liability Proceeds Account or paid directly to the appropriate payee, as instructed by the party entitled to demand or direct indemnification.

(b)	The obligations of an Equity Contributor to provide any Recapture Indemnification Contribution is separate and distinct from, and in addition to, (i) any Equity Contributor’s Base Equity Commitment required to be made in accordance with the Common Agreement and the other Loan Documents, and (ii) any other equity contributions made to the Borrower or any Equity Contributor Affiliated Party.

(c)	The Parties hereto acknowledge that neither the Borrower, the Loan Servicer, the Collateral Agent nor DOE shall have any obligation to call for the provision of funds to the Borrower to cover Recapture Damages in accordance with this Article 6 and that neither the Borrower, the Loan Servicer, the Collateral Agent nor DOE shall be liable to any Person for not calling any funds or not calling sufficient funds under this Article 6.

6.6	Recapture Forbearance

Notwithstanding anything to the contrary in the Loan Documents, the Credit Parties will, in exercising remedies under the Loan Documents, use commercially reasonable efforts to avoid taking, directing or acquiescing to any action that is reasonably likely to result in the imposition of Cash Grant Recapture Liabilities.

6.7	Investment Tax Credit and Compensation Payments.

(a)	If an investment credit under section 48 of the Code with respect to the Project is shown on IRS Form 3800 of any Equity Contributor or any Person holding a Proportional Ownership Interest in the Borrower through such Equity Contributor (together, “ITC Recipients”), and the Borrower shall not yet have received the Cash Grant, then within ten (10) days after the filing of an IRS Form 3800 by such ITV Recipient, the Equity Contributor that is the ITC Recipient (or through which the ITC Recipient holds a Proportional Ownership Interest in the Borrower) shall pay to the Borrower in cash an amount equal to the amount of such allowed investment tax credit (an “ITC Compensation Payment”).

(b)	All ITC Compensation Payments received by the Borrower shall be deposited in the Cash Grant Proceeds Account and applied in accordance with Section 3.4.4 of the Common Agreement.

(c)	Each Equity Contributor shall provide to DOE on or before the Financial Closing Date an Equity Contribution Guaranty with respect to the obligation of such Equity Contributor to make ITC Compensation Payments.

ARTICLE VII

SUPPLEMENTAL BASE EQUITY

BrightSource Ivanpah undertakes to provide directly or indirectly to the Borrower the required amounts of Supplemental Base Equity, on and subject to the terms and conditions of this Agreement.

7.1	Supplemental Base Equity Commitment and Security

7.1.1	Amount of Supplemental Base Equity Commitment

BrightSource Ivanpah irrevocably commits (i) to provide to the Borrower, directly or indirectly, 100% of the Supplemental Base Equity Amount, and (ii) to pay amounts up to the Supplemental Base Equity Commitment Balance from time to time on any Supplemental Base Equity Contribution Date.

7.1.2	Supplemental Base Equity Amount and Form of Security

BrightSource Ivanpah shall secure the Supplemental Base Equity Commitment from the Initial Advance Date through the Supplemental Base Equity Commitment Security Release Date by providing Supplemental Base Equity Commitment Balance Security in an aggregate amount not less than $21,305,358 (the “Supplemental Base Equity Amount”). On the Initial Advance Date, the required Supplemental Base Equity Commitment Balance Security shall be provided as follows: (i) BrightSource Ivanpah shall provide Supplemental Base Equity Commitment Balance Security to the Collateral Agent in the form of any combination of Cash Collateral and Reserve Letters of Credit in an aggregate amount of not less than $9,229,732, and (ii) the Sponsor shall reserve (but shall not issue) as set forth in Section 7.1.3 shares of Reserved BSE Common Equity having an initial value of $12,075,626, calculated as set forth in Section 7.1.3.

7.1.3	Reservation of Reserved BSE Common Equity

The Sponsor has authorized and reserved 1,778,443 shares of its common stock for the satisfaction of its obligations with respect to Supplemental Base Equity (the “Reserved BSE Common Equity”), which number of shares shall be the maximum number of shares the Sponsor will be required or entitled to issue pursuant to this Agreement. This number of shares of common stock constituting the Reserved BSE Common Equity was determined based on common stock valued at $6.79 per share based on the Sponsor’s most recent most recent BSE Common Equity 409A Valuation prior to the date of this Agreement.

7.1.4	Substitution of Security

(a)	The Sponsor may at any time withdraw Reserved BSE Common Equity that it has previously committed and replace it with any combination of Cash Collateral and Reserve Letters of Credit in an aggregate amount that is equal to the BSE Common Equity Contribution Value of the Reserved BSE Common Equity being withdrawn.

(b)	BrightSource Ivanpah may at any time substitute Cash Collateral for Reserve Letters of Credit and vice versa.

7.2	Release of Amounts in Supplemental Base Equity Funding Account

On the date that the Borrower has funded the Debt Service Reserve Account in an amount equal to or exceeding the amount shown in the Base Case Projections as of the Financial Closing Date as being the highest projected semi-annual payment of Debt Service during the term of the Guaranteed Loan (the “Supplemental Base Equity Commitment Security Release Date”), the Supplemental Base Equity Commitment shall terminate and (i) DOE shall promptly take all action required to release all Supplemental Base Equity Commitment Balance Security, and (ii) DOE shall instruct the Collateral Agent in accordance with the Common Agreement to pay to BrightSource Ivanpah any remaining balance in the Supplemental Base Equity Funding Account.

7.3	Procedures for Supplemental Base Equity Contributions

7.3.1	Supplemental Base Equity Contributions to Borrower

If on the Supplemental Base Equity Contribution Date the Borrower has not received a Cash Grant in an amount sufficient to fund the Debt Service Reserve Account up to an amount equal to or exceeding the amount shown in the Base Case Projections as of the Financial Closing Date as being the highest projected semi-annual payment of Debt Service during the term of the Guaranteed Loan, upon demand by the Loan Servicer BrightSource Ivanpah shall cause a Supplemental Base Equity Contribution to be made to the Borrower. If BrightSource Ivanpah shall not have made such Supplemental Base Equity Contribution in full within five (5) Business Days of such demand, the Loan Servicer may take the following actions:

(a)	first, to the extent there remains any shortfall, instructing the Collateral Agent pursuant to Approved Transfer/Withdrawal Instructions to draw funding from any Cash Collateral provided as Supplemental Base Equity Commitment Balance Security in a specified amount for deposit by the Collateral Agent into the Debt Service Reserve Account;

(b)	second, to the extent there remains any shortfall, instructing the Collateral Agent in accordance with Approved Transfer/Withdrawal Instructions to draw on a Reserve Letter of Credit provided as Supplemental Base Equity Commitment Balance Security in a specified amount for deposit by the Collateral Agent into the Debt Service Reserve Account; and

(c)	third, to the extent there remains any shortfall, instructing the Collateral Agent to make demand under the Equity Contribution Guaranty provided by the Sponsor with respect to Supplemental Base Equity in a specified amount and deposit cash received into the Debt Service Reserve Account.

(d)	fourth, to the extent there remains any shortfall, instructing the Collateral Agent to require the Sponsor to issue shares of Reserved BSE Common Equity having a BSE Common Equity Contribution Value equal to such shortfall (but in no event more than the total number of shares of Reserved BSE Common Equity) and deliver them to the Collateral Agent as set forth in Section 7.3.2.

7.3.2	Issuance of Reserved BSE Common Equity

The number of shares of Reserved BSE Common Equity that the Sponsor is required to issue and deliver to the Collateral Agent pursuant to Section 7.3.1(d) shall be determined using (x) a value of $6.79 per share, (y) or, if the Sponsor has undergone an initial public offering, the average closing price of the Sponsor’s common stock over the immediately preceding seven (7) trading days (such value, the “BSE Common Equity Contribution Value”).

7.3.3	Accelerated Equity Contributions

Promptly upon delivery by the Loan Servicer to BrightSource Ivanpah at any time prior to the Supplemental Base Equity Commitment Security Release Date of a notice in the form of Exhibit A hereto demanding an Accelerated Equity Contribution pursuant to Section 8.2(f) of the Common Agreement, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived, and without limiting the Sponsor’s obligations under Section 2.2.1, the Loan Servicer may immediately demand payment of the full amount of the Supplemental Base Equity Commitment Balance to the Collateral Agent, and may instruct the Collateral Agent to take any one or more of the actions specified in Section 7.3.1, in any specified order, and without regard to any time periods with respect to demands, in order to collect the full amount of the Supplemental Base Equity Commitment Balance, and the Loan Servicer shall instruct the Collateral Agent as to the Project Account into which any proceeds thereof shall be paid.

7.4	Grant of Security Interest

As security for the payment and performance of its obligations under this Agreement and the other Secured Obligations, BrightSource Ivanpah hereby grants to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a first priority perfected security interest in the Supplemental Base Equity Funding Account and all proceeds thereof (the “Supplemental Base Equity Collateral”). BrightSource Ivanpah agrees that this Agreement shall create a continuing security interest in the Supplemental Base Equity Collateral which shall remain in effect until the termination of the FFB Credit Facility Commitment and payment and performance in full of all Secured Obligations (other than inchoate indemnity obligations).

ARTICLE VIII

MISCELLANEOUS

8.1	Notices

Any communications to any party to this Agreement or notices provided pursuant to this Agreement may be given to the address set forth for such party as provided in Schedule 6.1 hereto. Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be given and deemed effective as provided in Section 14.1 of the Common Agreement.

8.2	Delay and Waiver

No delay or omission in exercising, and no course of dealing with respect to, any right, power, privilege or remedy under this Agreement or any other Loan Document, including any rights and remedies in connection with the occurrence of an Event of Default or Potential Default shall impair any such right, power, privilege or remedy of the Credit Parties, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any of the Credit Parties of any right, power, privilege or remedy including any rights and remedies in connection with the occurrence of an Event of Default or Potential Default or of any other breach or default under this Agreement or any other Loan Document, or any waiver on the part of any of the Credit Parties of any provision or condition of this Agreement or any other Transaction Document, must be in writing and shall be effective only to the extent in such writing specifically set forth.

8.3	Amendments; Waivers and Consents in Writing

(a)	Neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by all of the parties to this Agreement.

(b)

No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of this Agreement or any other Transaction Document shall in any way alter or affect any of the obligations under this Agreement or any other Transaction Document of any Equity Contributor except to the extent provided for in this Agreement.

8.4	Entire Agreement

This Agreement, including any agreement, document or instrument attached hereto or referred to herein, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior agreements and understandings of the parties hereto in respect to the subject matter hereof.

8.5	Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the federal law of the United States. To the extent that federal law does not specify a rule of decision for a particular matter at issue, it is the intention and agreement of the parties hereto that the substantive law of the State of New York shall be adopted as the governing federal rule of decision.

8.6	Waiver of Trial by Jury

EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR DOE AND THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

8.7	Consent to Jurisdiction; Service of Process

By execution and delivery of this Agreement, each Equity Contributor irrevocably and unconditionally:

(a)	submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States of America for the District of Columbia, (ii) the courts of the United States of America for the Southern District of New York, (ii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found, and (iv) appellate courts from any of the foregoing;

(b)	consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Equity Contributor at its address referenced in Section 8.1 of this Agreement or at such other address of which DOE shall have been notified pursuant thereto;

(d)	agrees that nothing herein shall (i) affect the right of any Credit Party to effect service of process in any other manner permitted by law or (ii) limit the right of any Credit Party to commence proceedings against or otherwise sue such Equity Contributor or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by the Governmental Rules; and

(e)	agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of such Equity Contributor’s obligation.

8.8	Severability

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the parties hereto agree to the fullest extent they may effectively do so that the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

8.9	Limitation on Liability

No claim shall be made by any party to this Agreement against any other party to this Agreement or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim for such damages is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Transaction Documents or any act or omission or event occurring in connection with such documents; provided, however, that this Section 8.9 shall not limit any Equity Contributor’s obligation to make any Equity Contribution required by this Agreement. Each party to this Agreement waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

8.10	Successors and Assigns

(a)	The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors or permitted assigns of the parties hereto. No Equity Contributor may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement or under any Transaction Document without the prior written consent of the Loan Service and DOE.

(b)

Neither any Equity Contributor nor the Borrower shall be entitled to assign this Agreement or any benefit or obligation under this Agreement in whole or in part. Each Equity Contributor irrevocably consents to any absolute, conditional or collateral transfer, pledge or assignment from time to time by the Borrower to the Collateral Agent of any or all of the right, title and interest of the Borrower in, to, and under this Agreement under the Security Documents and agrees that (i) the Collateral Agent shall be a permitted assignee of the Borrower’s rights hereunder and may succeed to all the rights, titles and interests of the Borrower hereunder, (ii) all payments hereunder by each Equity Contributor of its obligations shall be made in accordance with this Agreement, and (iii) the Collateral Agent shall be entitled to exercise such rights and remedies as are provided in the Security Documents.

(c)	The Collateral Agent and the Loan Servicer shall assign all of their respective rights and obligations under this Agreement to any successor appointed pursuant to the Common Agreement.

8.11	Reinstatement

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any obligations of any Equity Contributor under this Agreement, or any part of this Agreement, is, pursuant to the Governmental Rules, rescinded or reduced in amount, or must otherwise be restored or returned by any Credit Party. In the event that the whole or any part of any payment is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.12	Publicity

Each of the Equity Contributors shall not, and shall cause each of its Affiliates not to, issue any press release concerning the terms of the Loan Documents without DOE’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

8.13	No Discharge

The obligations of each Equity Contributor under this Agreement and each other Equity Document shall not be affected by (i) any default by the Borrower or any other Major Project Participant in the performance or observance of any of its agreements or covenants in this Agreement or any other Transaction Document, or (ii) the insolvency of the Borrower or any other Major Project Participant. No obligations of any Equity Contributor under this Agreement or any other Equity Document shall be released, discharged or in any way affected by any reorganization, arrangement, compromise, composition or plan affecting the Borrower or any of its Affiliates or by any lack of validity or enforceability of this Agreement or any other Transaction Document, whether or not such Equity Contributor or the Borrower or such Affiliate shall have notice or knowledge of any of the foregoing.

8.14	Termination

Except as otherwise expressly provided herein, the obligations of each Equity Contributor under this Agreement shall remain in full force and effect until the date described in Section 2.2.4.

8.15	Waiver of Subrogation

Subject to Section 6.4, until the Secured Obligations (other than inchoate indemnity obligations) shall have been indefeasibly paid in full and all commitments to extend credit under the FFB Credit Facility shall have expired or terminated, no Equity Contributor shall enforce or accept any payment by the Borrower under any right of subrogation which may have arisen or may hereafter arise in connection with this Agreement provided, however, that the provisions of this paragraph are subject to Section 6.4.

8.16	Rights and Responsibilities of Agents; Conclusive Authority

(a)	Each of the Collateral Agent and the Loan Servicer shall be entitled to the benefits of Article 10 (Agents and Advisors) of the Common Agreement and Section 14.17 (Payment of Costs and Expenses) of the Common Agreement in connection with the performance of its rights and responsibilities and exercise of its rights under this Agreement and any other Equity Document to which such Person is a party.

(b)	In taking or omitting to take any action (including exercising or failing to exercise any option, voting right or other election provided for in this Agreement or any other Loan Document), each Agent, as between such Person on the one hand and the Borrower, each Equity Contributor and each other Major Project Participant on the other hand, shall be conclusively presumed to be acting or omitting to act in such capacity with full and valid authority so to conduct itself, notwithstanding any reference to the Common Agreement or any other Loan Document. Except to the extent provided otherwise in this Agreement, nothing in this Agreement shall be deemed to prejudice the rights and responsibilities, if any, of such Agent with respect to any other Credit Party arising out of the Common Agreement or any other Loan Document.

8.17	Remedies; Benefits of Agreement

(a)	The remedies provided in this Agreement or by law or otherwise afforded to any of the Credit Parties shall be cumulative and not alternative. If any Equity Contributor fails to pay or perform any of its obligations hereunder when due, the Borrower and each Credit Party may avail itself of all available remedies, in law or at equity, to enforce its rights hereunder. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

(b)	Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns hereunder and under the Loan Documents, any benefit or any legal or equitable right or remedy under this Agreement.

8.18	Counterparts

This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.

IN WITNESS WHEREOF, the parties to this Agreement, acting through their Authorized Officials, have caused this Agreement to be signed in their respective names as of the date first above written.

BRIGHTSOURCE ENERGY, INC.

/s/ Natalie Schaefer
By:	Natalie Schaefer
Its:	Vice President

BRIGHTSOURCE IVANPAH HOLDINGS, LLC

/s/ Natalie Schaefer
By:	Natalie Schaefer
Its:	Vice President

NRG SOLAR IVANPAH LLC

By:	/s/ Richard Grosdidier
Richard Grosdidier
Its:	Vice President

DANKE SCHOEN PROJECT LLC

By:	Google Inc., its Managing Member

	By:	/s/ Matthew Stepka
	Its:	VP Business Operations

SOLAR PARTNERS VIII, LLC

/s/ Daniel Judge
By:	Daniel Judge
Its:	Secretary

[Signature Page to Equity Funding Agreement]

PNC BANK, NATIONAL ASSOCIATION, doing business as Midland Loan Services, a division of PNC Bank, National Association, as Collateral Agent

By:	/s/ Bradley J. Hauger
Its:	Bradley J. Hauger
Senior Vice President
Servicing Officer

U.S. DEPARTMENT OF ENERGY, as a Credit Party, as Guarantor and as initial Loan Servicer

By:	/s/ Illegible
Its:

[Signature Page to Equity Funding Agreement]

Schedule 6.1

to Equity Funding Agreement

Notice Addresses

If to the Sponsor:

BrightSource Energy, Inc.

1999 Harrison Street, Suite 2150

Oakland, CA 94612

Attn:	Chief Financial Officer, Jack Jenkins-Stark
FAX:	510-550-8165
Phone:	510-550-8161
Email:	jstark@brightsourceenergy.com
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

with a copy (which copy shall not be required to effect notice) to:

Attn:	General Counsel, Daniel T. Judge
FAX:	510-550-8165
Phone:	510-550-8161
Email:	djudge@brightsourceenergy.com
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

If to BrightSource Ivanpah:

BrightSource Ivanpah Holdings, LLC

c/o BrightSource Energy, Inc.

1999 Harrison Street, Suite 2150

Oakland, CA 94612

Attn:	Chief Financial Officer, Jack Jenkins-Stark
FAX:	510-550-8165
Phone:	510-550-8161
Email:	jstark@brightsourceenergy.com
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

with a copy (which copy shall not be required to effect notice) to:

BrightSource Energy, Inc.

1999 Harrison Street, Suite 2150

Oakland, CA 94612

Attn:	General Counsel, Daniel T. Judge
FAX:	510-550-8165
Phone:	510-550-8161
Email:	djudge@brightsourceenergy.com
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

If to NRG Solar:

NRG Solar Ivanpah LLC

5790 Fleet Street, Suite 200

Carlsbad, CA 92008

Attn:	President
FAX:	[*]
Phone:	[*]
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

with a copy (which copy shall not be required to effect notice) to:

NRG Energy Services LLC

c/o NRG Energy, Inc.

211 Carnegie Center

Princeton, NJ 08540

Attn:	General Counsel
FAX:	[*]
Phone:	[*]
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

If to Google Ivanpah:

Danke Schoen Project LLC

c/o Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Attn:	[*]
FAX:	[*]
Phone:	[*]
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

with a copy (which copy shall not be required to effect notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attn:	[*]
FAX:	[*]
Phone:	[*]
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

* Confidential Treatment Requested

If to the Borrower:

Solar Partners VIII, LLC

c/o NRG Solar Asset Management LLC

5790 Fleet Street, Suite 200

Carlsbad, CA 92008

Attn:	[*]
FAX:	[*]
Phone:	[*]
Email:	[*]
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

with a copy (which copy shall not be required to effect notice) to:

BrightSource Energy, Inc.

1999 Harrison Street, Suite 2150

Oakland, CA 94612

Attn:	Chief Financial Officer, Jack Jenkins-Stark
FAX:	510-550-8165
Phone:	510-550-8161
Email:	jstark@brightsourceenergy.com
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

If to DOE:

U.S. Department of Energy

Loan Programs Office, Loan Guarantee Program

1000 Independence Avenue, S.W.

Washington, D.C. 20585

Attn:	Director, Portfolio Management
Phone:	(202) 287-6738
FAX:	(202) 287-5816
Email:	lpo.portfolio@hq.doe.gov
Re:	BrightSource/Ivanpah Project 3, LGPO Loan #1109

with a copy to the same address (which copy shall not constitute notice):

* Confidential Treatment Requested

Attn:	[*]
Phone:	[*]
FAX:	[*]
Email:	[*]
Re:	BrightSource/Ivanpah Project 3, LGPO Loan #1109

and a copy (which copy shall not constitute notice) to:

Morrison & Foerster LLP

2000 Pennsylvania Avenue, N.W.

Washington, D.C. 20006

Attn:	[*]
E-mail:	[*]
Phone:	[*]
FAX:	[*]
Re:	BrightSource/Ivanpah Project 3, LGPO Loan #1109

If to the initial Loan Servicer:

U.S. Department of Energy

Loan Programs Office, Loan Guarantee Program

1000 Independence Avenue, S.W.

Washington, D.C. 20585

Attn:	Director, Portfolio Management
Phone:	(202) 287-6738
FAX:	(202) 287-5816
Email:	lpo.portfolio@hq.doe.gov
Re:	BrightSource/Ivanpah Project 3, LGPO Loan #1109

with a copy to the same address (which copy shall not constitute notice):

* Confidential Treatment Requested

Attn:	[*]
Phone:	[*]
FAX:	[*]
Email:	[*]
Re:	BrightSource/Ivanpah Project 3, LGPO Loan #1109

and a copy (which copy shall not constitute notice) to:

Morrison & Foerster LLP

2000 Pennsylvania Avenue, N.W.

Washington, D.C. 20006

Attn:	[*]
E-mail:	[*]
Phone:	[*]
FAX:	[*]
Re:	BrightSource/Ivanpah Project 3, LGPO Loan #1109

If to the Collateral Agent:

Midland Loan Services, a division of PNC Bank, National Association

10851 Mastin, Suite 700

Overland Park, KS 66210

Attn:	Government Services
FAX:	202-835-9709
Phone:	913-253-9000
Email:	governmentservices@midlandls.com
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

with a copy (which copy shall not be required to effect notice) to:

Midland Loan Services, a division of PNC Bank, National Association

10851 Mastin, Suite 700

Overland Park, KS 66210

Attn:	General Counsel
FAX:	913-253-9709
Phone:	913-253-9000
Email:	midlandlegal@midlandls.com
Re:	DOE Loan Guarantee, BrightSource/Ivanpah Project 3

* Confidential Treatment Requested

Exhibit A

to Equity Funding Agreement

[Form of Notice of Accelerated Equity Contribution Demand by Loan Servicer]

[Date]

[Name of Equity Contributor] (the “Equity Contributor”)

Re:	Equity Funding Agreement dated as of April 5, 2011, by and among the Equity Contributor, the other Equity Contributors party thereto, the Borrower, DOE as a Credit Party, the Guarantor and the initial Loan Servicer and the Collateral Agent (as at any time amended or otherwise modified, the “Equity Funding Agreement”)

Ladies and Gentlemen:

All capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Equity Funding Agreement.

Pursuant to Section 8.2(f) of the Common Agreement and Section [2.3.4][7.3.3] of the Equity Funding Agreement, we hereby demand the Equity Contributor make an Accelerated Equity Contribution (the “Demand”) in the amount of [            ] Dollars ($            ). The amount of such Accelerated Equity Contribution due from, or on behalf of, the Equity Contributor is $            .

All such amounts shall be paid to the Equity Funding Account, Account No. [*] at the Collateral Agent, Midland Loan Services, a division of PNC Bank, National Association, 10851 Mastin, Suite 700, Overland Park, KS 66210 on the date of this Demand in Dollars and immediately available funds.

We hereby expressly reserve all rights and remedies to which any Credit Party may be entitled under any Loan Document or the Governmental Rules.

U.S. DEPARTMENT OF ENERGY, as Loan Servicer

By:
Its:

cc:	Collateral Agent

* Confidential Treatment Requested

Exhibit B

to Equity Funding Agreement

EQUITY CONTRIBUTION GUARANTY

THIS EQUITY CONTRIBUTION GUARANTY AGREEMENT (this “Guaranty”) is dated as of April 5, 2011, by and among:

(i)	[NAME OF EQUITY CONTRIBUTOR GUARANTOR], a corporation organized and existing under the laws of the State of Delaware (the “Equity Contributor Guarantor”);

(ii)	SOLAR PARTNERS VIII, LLC, a limited liability company organized and existing under the laws of Delaware (the “Borrower”); and

(iii)	PNC BANK, NATIONAL ASSOCIATION, doing business as Midland Loan Services, a division of PNC Bank, National Association, as the Collateral Agent under the Common Agreement (in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower intends to develop, construct, own and operate a nominal 133 MW solar thermal electric generating plant and certain common facilities serving such plant (the “Project”).

WHEREAS, in order to finance the cost of the Project, the Borrower has entered into the Common Agreement of even date herewith, by and among the U.S. Department of Energy, acting by and through the Secretary of Energy, for itself as a Credit Party (in such capacity, “DOE”), as guarantor of the DOE-Guaranteed Loan (in such capacity, the “Guarantor”) and as the initial loan servicer under the Common Agreement (in such capacity, the “Loan Servicer”), the Borrower and the Collateral Agent, acting as the Administrative Agent thereunder (the “Common Agreement”), pursuant to which the Credit Parties have agreed to make available certain credit facilities to the Borrower on the terms and conditions set forth therein.

WHEREAS, in order to finance a portion of the cost of the Project, the Borrower has entered into the Equity Funding Agreement of even date herewith, by and among the Borrower, the Sponsor (as defined in the Equity Funding Agreement), the Equity Contributors (as defined in the Equity Funding Agreement), DOE (on its own behalf, as the Guarantor and as the Loan Servicer) and the Collateral Agent, pursuant to which, among other things, the Equity Contributors have agreed to together provide 100% of the Equity Contributions required for the construction of the Project on the terms and conditions set forth therein.

WHEREAS, it is a condition precedent to the making of the initial Advance under the Common Agreement and the other Loan Documents that the parties shall have entered into this Guaranty.

NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the adequacy, receipt and sufficiency thereof are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1	Definitions

As used in this Guaranty, the following terms have the following meanings:

“Borrower” has the meaning set forth in the preamble.

“Collateral Agent” has the meaning set forth in the preamble.

“DOE” has the meaning set forth in the preamble.

“Equity Contributors” has the meaning set forth in the Equity Funding Agreement.

“Guaranteed Equity Contributor” [BrightSource Ivanpah Holdings, LLC] [NRG Solar Ivanpah LLC] [Danke Schoen Project LLC]

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” has the meaning set forth in the preamble.

“Guaranty” has the meaning set forth in the preamble.

“Loan Servicer” has the meaning set forth in the preamble.

“Project” has the meaning set forth in the recitals.

“Sponsor” has the meaning set forth in the Equity Funding Agreement.

1.2	Common Agreement and Equity Funding Agreement Definitions

When used in this Guaranty, including the recitals hereto, capitalized terms not otherwise defined herein which are defined in Exhibit A to the Common Agreement have the meanings given to them in the Common Agreement, or if not defined therein, in the Equity Funding Agreement.

1.3	Interpretation

For all purposes of this Guaranty, the principles of construction set forth in Exhibit B to the Common Agreement shall apply mutatis mutandis to this Guaranty as if set forth in full in this Section 1.3.

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ARTICLE II

GUARANTY

2.1	Guaranty

The Equity Contributor Guarantor hereby absolutely, irrevocably and unconditionally guarantees (as primary obligor and not merely as surety) to the Borrower and the Collateral Agent for the benefit of the Credit Parties the full and punctual payment by the Guaranteed Equity Contributor of its obligations [to provide Base Equity in an amount up to its Individual Base Equity Commitment Balance, and Funded Overrun Equity in an amount up to its Individual Funded Overrun Equity Commitment Balance, [and to provide Supplemental Base Equity in an amount up to the Supplemental Base Equity Commitment Balance]1 in each case]2 [to make any Recapture Indemnification Contribution]3 [to make any ITC Compensation Payment]4 whether such obligation is direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred or arising (collectively, the “Guaranteed Obligations”), in all respects strictly in accordance with the terms of the Equity Funding Agreement and the other terms and provisions of this Guaranty.

If at any time the Guaranteed Equity Contributor fails to timely pay any Guaranteed Obligation, any time after proper demand by the Collateral Agent in accordance with the terms of the Equity Funding Agreement and expiration of any applicable cure period under the Equity Funding Agreement the Borrower or the Collateral Agent may give written notice of such default to the Equity Contributor Guarantor and demand payment of such Guaranteed Obligation under this Guaranty. Not later than five (5) Business Days following the Equity Contributor Guarantor’s receipt of such written notice, the Equity Contributor Guarantor shall promptly pay or cause to be paid such Guaranteed Obligation in full. Other than as set forth in this paragraph, this Guaranty is not conditioned upon any requirement that the Borrower, the Collateral Agent or any Credit Party first attempt to enforce any of the Guaranteed Obligations against any Equity Contributor or any other guarantor of the Guaranteed Obligations or any other Person, seek to apply any Collateral, or resort to any other means of obtaining payment of any of the Guaranteed Obligations.

[1]	Note to Draft: For BrightSource Ivanpah guaranty only
[2]	Note to Draft: Definition to be used for guaranty of Base Equity Commitment Balance Security and Funded Overrun Equity Commitment Balance Security.
[3]	Note to Draft: Definition to be used for guaranty of Recapture Indemnification Guaranty.
[4]	Note to Draft: Definition to be used for guaranty of ITC Compensation Payment.

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2.2	Payment of Costs and Expenses

The Equity Contributor Guarantor further agrees to pay all reasonable out of pocket expenses (including all reasonable fees and out-of-pocket expenses for legal services) actually paid or incurred by the Borrower, the Collateral Agent or any other Credit Party in enforcing this Guaranty, such payment to be made within five (5) Business Days following the Equity Contributor Guarantor’s receipt of written demand for payment (which demand shall itemize in reasonable detail the expenses for which demand is made) from the entity that has paid or incurred such expenses.

2.3	[Equity Funding Agreement Obligations

The Equity Contributor Guarantor agrees that, as among the Equity Contributor Guarantor, the Borrower and the Credit Parties, the Guaranteed Equity Contributor’s obligations under Sections 2.1.1, 2.2.2 and 2.3.4 of the Equity Funding Agreement and Section 8.2(f) of the Common Agreement may be declared to be (or may automatically become) forthwith due and payable as provided in the Equity Funding Agreement for purposes of this Article 2, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Guaranteed Equity Contributor or any other Person.5]

ARTICLE III

OBLIGATIONS UNCONDITIONAL

3.1	Nature of Obligations

(a)	The obligations of the Equity Contributor Guarantor under Section 2 hereof are absolute, unconditional, continuing and irrevocable irrespective of:

(i)	the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations, this Guaranty, the Equity Funding Agreement or any other agreement or instrument;

(ii)	the insolvency, bankruptcy, reorganization, dissolution or liquidation of, or any discharge of obligations in bankruptcy of, the Borrower, the Guaranteed Equity Contributor or any other guarantor of an Equity Contributor;

(iii)	any change in ownership of the Borrower or the Guaranteed Equity Contributor;

(iv)	any assignment by the Guaranteed Equity Contributor; or

[5]	Note to Draft: To be used for guaranty of Base Equity Commitment Balance Security and Funded Overrun Equity Commitment Balance Security only.

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(v)	any failure by the Borrower or the Guaranteed Equity Contributor to pay or perform any of its obligations under this Guaranty or any Transaction Document.

(b)	Without limiting the foregoing, the Equity Contributor Guarantor’s liability hereunder shall not be impaired or affected by the occurrence of any of the following:

(i)	any amendment to, or compromise, settlement, release, change, modification, supplement or termination of, the Guaranteed Obligations, this Guaranty or the Equity Funding Agreement or amendment, supplement or other modification or termination of any Transaction Document;

(ii)	any modification, postponement or extension of time for payment of any Guaranteed Obligations or of the time for performance of any of the covenants, terms or agreements of any Equity Contributor or any other guarantor of any Equity Contributor under the Equity Funding Agreement;

(iii)	any failure, omission, delay or lack on the part of the Borrower, the Collateral Agent or any Credit Party to enforce, ascertain or exercise any right, power or remedy under or pursuant to the terms of the Equity Funding Agreement;

(iv)	any partial or entire release of any other guarantor, maker or other party (including any Equity Contributor or any other guarantor of any Equity Contributor) primarily or secondarily liable or responsible for the payment, performance and observance of any other covenants, terms or agreements set forth in the Equity Funding Agreement or by any extension, waiver, amendment of anything whatsoever which may release a guarantor (other than payment or performance);

(v)	any permitted assignment of this Guaranty in whole or in part in connection with any assignment of the Guaranteed Obligations;

(vi)	any other indulgence, leniency or non-action with respect hereto; and

(vii)	any other act or omission, circumstance, event or happening whatsoever, whether foreseen or unforeseen, similar or dissimilar to anything referred to in this Section 3.1, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or the Equity Contributor Guarantor with respect to the Guaranteed Obligations, whether personal or not (other than that the Guaranteed Obligations have been paid or performed in accordance with their terms).

(c)	The Equity Contributor Guarantor hereby expressly waives all setoffs it may have against the Borrower, the Collateral Agent or any Credit Party arising under any agreements or instruments, including reduction, termination or other impairment by reason of any setoff, recoupment, counterclaim or defense or for any other reason on the part of the Equity Contributor Guarantor, the Guaranteed Equity Contributor or any other Person (other than that the Guaranteed Obligations have been paid or performed in accordance with their terms).

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(d)	The Equity Contributor Guarantor waives:

(i)	notice of acceptance of or intention to rely upon this Guaranty and of any obligation to which it applies or may apply under the terms hereof;

(ii)	diligence, presentment, demand of payment, notice of dishonor or non-payment, protest, notice of protest, of any such obligations, suit or taking other by the Collateral Agent or any Credit Party against, and giving any notice of default, notice of indulgences or other notice to, or making any demand on, any party liable thereon (except demand on the Equity Contributor Guarantor as provided herein);

(iii)	any rights to raise as a defense to enforcement of this Guaranty any defense arising by reason of any disability of other defense of the Borrower or any other Person, or cessation of the obligations of the Borrower or any other Person under the Security Documents (other than by reason of payment or performance of the Guaranteed Obligations in accordance with the terms hereof); and

(iv)	all defenses based upon an election of remedies by the Borrower or the Collateral Agent.

(e)	This Guaranty shall be a guarantee of due and punctual payment of, and nor merely the collection of, the Guaranteed Obligations, and shall be in addition to, and not in substitution for, or abrogation of, any other security that any Credit Party may at any time hold in respect of the Borrower under the Common Agreement or any Security Document.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1	Equity Contributor Guarantor Representations and Warranties

The Equity Contributor Guarantor hereby represents and warrants to the Borrower and the Collateral Agent for the benefit of the Credit Parties:

(a)	It is duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)	It has full power, authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder;

(c)	It taken all necessary corporate action to authorize its execution and delivery of this Guaranty and the performance of its obligations under this Guaranty and this Guaranty has been duly authorized, executed and delivered by the Equity Contributor Guarantor.

(d)	It possesses all Government Approvals necessary for it to perform its obligations under this Guaranty.

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(e)	This Guaranty constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(f)	Execution, delivery and performance of this Guaranty by it: (a) do not and will not contravene any provisions of its organizational documents or any law, rule, regulation, order, judgment or decree applicable to or binding on it; and (b) do not contravene or constitute any default under any agreement binding upon the Equity Contributor Guarantor, which contravention or default could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guaranty.

4.2	Survival

All representations and warranties made in this Guaranty and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive execution and delivery of this Guaranty.

ARTICLE V

COVENANTS

5.1	Equity Contributor Guarantor Affirmative Covenants

The Equity Contributor Guarantor covenants and agrees with the Borrower and the Collateral Agent for the benefit of the Credit Parties that, until payment in full of the Guaranteed Obligations, except as otherwise provided in Section 6.6 hereof:

(a)	It shall preserve and maintain its corporate existence.

(b)	It shall maintain in full force and effect all Government Approvals that are required to be obtained by it with respect to this Guaranty and shall obtain any such Government Approvals that may become necessary in the future.

(c)	It shall comply with all requirements under any law, rule, regulation, order, judgment or decree to which it is subject from time to time if failure so to comply could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guaranty.

(d)	It shall observe and perform all provisions contained in this Guaranty to be observed or performed by it in accordance with the terms hereof and within the times permitted hereby.

(e)	It shall maintain, or cause to be maintained, the validity and effectiveness of this Guaranty.

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(f)	If any amount shall be paid to it in violation of this Guaranty, such amount shall be deemed to have been paid to it for the benefit of, and held in trust for the benefit of, the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited and applied toward payment of the outstanding Guaranteed Obligations, in accordance with the terms of the Common Agreement.

ARTICLE VI

MISCELLANEOUS

6.1	Remedies; Benefits of Guaranty

(a)	The remedies provided in this Guaranty or by law or otherwise afforded to any of the Credit Parties shall be cumulative and not exclusive of any remedies provided by law. If the Equity Contributor Guarantor fails to pay or perform any of its obligations hereunder when due, the Borrower, the Collateral Agent and each Credit Party may avail itself of all available remedies, in law or at equity, to enforce its rights hereunder. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion of any other appropriate right or remedy.

(b)	Nothing in this Guaranty, express or implied, shall give to any Person, other than the parties hereto, each Credit Party and their successors and permitted assigns hereunder and under the Loan Documents, any benefit or any legal or equitable right or remedy under this Guaranty.

6.2	Waiver of Subrogation

Notwithstanding any payment or payments made by the Equity Contributor Guarantor hereunder, or receipt of any amounts by the Collateral Agent or any Credit Party with respect to any of the Guaranteed Obligations, until the termination of the FFB Credit Facility Commitment and indefeasible payment and performance in full of all Secured Obligations (other than inchoate indemnity obligations), the Equity Contributor Guarantor shall not exercise any right or remedy arising by reason of any payment by it of, or amounts received by any Credit Party in connection with, the Guaranteed Obligations in accordance with Section 2 hereof, including the enforcement or acceptance of any payment by the Borrower, whether by subrogation or otherwise, against the Borrower, the Guaranteed Equity Contributor or any Credit Party.

6.3	Limitation on Liability

No claim shall be made by any party to this Guaranty against any other party to this Guaranty or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim for such damages is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Guaranty or the other Transaction Documents or any act or omission or event occurring in connection with such documents. Each party to this Guaranty waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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6.4	Reinstatement of Obligations

The obligations of the Equity Contributor Guarantor hereunder shall be automatically reinstated if and to the extent that for any reason any payment or performance by or on behalf of the Guaranteed Equity Contributor in respect of the Guaranteed Obligations is rescinded or must be otherwise repaid, returned or restored to the Guaranteed Equity Contributor by any holder of any of the Guaranteed Obligations, whether as a result of insolvency, dissolution, liquidation, any proceedings in bankruptcy or reorganization or otherwise, all as though such payment had not been made. In the event that the whole or any part of any payment is so rescinded, reduced, restored or returned, amounts received that must be repaid shall be deemed not paid and such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

6.5	Demands by Beneficiaries

(a)	Each of the Borrower, the Collateral Agent and the Credit Parties shall have the right, in its sole judgment and discretion, from time to time, but subject to the terms of this Guaranty, to make demand for payment and to proceed against the Equity Contributor Guarantor for recovery of the total of any and all amounts due under this Guaranty or to proceed from time to time against the Equity Contributor Guarantor for such portion of any and all such amounts.

(b)	Without duplicating the Guarantor’s liability under this Guaranty or entitling any Person to more than one payment of the Guaranteed Obligations, this Guaranty is enforceable directly by each of the Borrower, the Collateral Agent and the Credit Parties or by its respective agents, and each failure of the Equity Contributor Guarantor to make a payment regarding, or perform, the Guaranteed Obligations, shall give rise to a separate cause of action under this Guaranty.

6.6	Termination

Except as otherwise expressly provided herein, the obligations of the Equity Contributor Guarantor under this Guaranty shall remain in full force and effect until [the Equity Commitment Security Release Date]6 [the Supplemental Base Equity Commitment Security Release Date]7[the third (3rd) anniversary of the date that the Borrower’s tax returns for the year in which the Project is “placed in service” (for the purposes of Section 48 of the U.S. Internal

[6]	Note to Draft: To be used for guaranty of Base Equity Commitment Balance Security and Funded Overrun Equity Commitment Balance Security.
[7]	Note to Draft: To be used for guaranty of Supplemental Base Equity Commitment Balance Security.

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Revenue Code) are (absent extension) due to be filed8][the second (2nd) anniversary of the expiration of the Recapture Period9] regardless of (i) any intermediate payment or settlement of account, (ii) any issue as to the legality, validity or enforceability of the Guaranteed Obligations, (iii) any liquidation, dissolution, administration or other incapacity of any party to any Equity Document, or (iv) any change in the composition, structure, status, control or ownership of any such party.

6.7	Successors and Assigns

(a)	The provisions of this Guaranty shall be binding upon and inure to the benefit of the respective successors or permitted assigns of the parties hereto. The Equity Contributor Guarantor may not assign, delegate or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of the Collateral Agent.

(b)	Neither the Equity Contributor Guarantor nor the Borrower shall be entitled to assign this Guaranty or any benefit or obligation under this Guaranty in whole or in part, except to the extent the Borrower has assigned this Guaranty pursuant to this Section 6.7(b). The Equity Contributor Guarantor irrevocably consents to any absolute, conditional or collateral transfer, pledge or assignment from time to time by the Borrower to the Collateral Agent of any or all of the right, title and interest of the Borrower in, to, and under this Guaranty and agrees that (i) the Collateral Agent shall be a permitted assignee of the Borrower’s rights hereunder and may succeed to all the rights, titles and interests of the Borrower hereunder, (ii) all payments hereunder by the Equity Contributor Guarantor of its obligations shall be made in accordance with this Guaranty, and (iii) the Collateral Agent shall be entitled to exercise such rights and remedies as are provided in the Security Documents.

6.8	Severability

In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect in any jurisdiction, the parties hereto agree to the fullest extent they may effectively do so that the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

[8]	Note to Draft: To be used for guaranty of the ITC Compensation Payment.
[9]	Note to Draft: To be used for guaranty of the Recapture Indemnification Contributions.

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6.9	Delay and Waiver.

No delay or omission in exercising, and no course of dealing with respect to, any right, power, privilege or remedy under this Guaranty or any other Loan Document, including any rights and remedies in connection with the occurrence of an Event of Default or Potential Default shall impair any such right, power, privilege or remedy of the Credit Parties, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any of the Credit Parties of any right, power, privilege or remedy including any rights and remedies in connection with the occurrence of an Event of Default or Potential Default or of any other breach or default under this Guaranty or any other Loan Document, or any waiver on the part of any of the Credit Parties of any provision or condition of this Guaranty, must be in writing and shall be effective only to the extent in such writing specifically set forth.

6.10	Amendments; Waivers and Consents in Writing

(a)	Neither this Guaranty nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by all of the parties to this Guaranty.

(b)	No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of this Guaranty or any other Transaction Document shall in any way alter or affect any of the obligations under this Guaranty or any other Transaction Document of the Equity Contributor Guarantor except to the extent provided for in this Guaranty, including pursuant to a waiver that is consistent with Section 6.10(a) hereof.

6.11	Notice

Any communications to any party to this Guaranty or notices provided pursuant to this Guaranty may be given to the address set forth for such party as provided in Schedule 6.1 to the Equity Funding Agreement. Each communication to be made under this Guaranty shall be made in writing and, unless otherwise stated, shall be given and deemed effective as provided in Section 14.1 of the Common Agreement.

6.12	Governing Law

This Guaranty and the rights and obligations of the parties hereunder shall be governed by, enforced under and construed and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws rules thereof (other than Section 5-1401 of the New York General Obligations Law (or any successor provisions thereto)).

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6.13	Waiver of Trial by Jury

EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT TO ENTER INTO THE LOAN DOCUMENTS.

6.14	Consent to Jurisdiction; Service of Process

By execution and delivery of this Guaranty, the Equity Contributor Guarantor irrevocably and unconditionally:

(a)	submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Guaranty or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States of America for the District of Columbia, (ii) the courts of the United States of America for the Southern District of New York, (ii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found, and (iv) appellate courts from any of the foregoing;

(b)	consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)	agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Equity Contributor Guarantor at its address referenced in Section 6.11 of this Guaranty or at such other address of which DOE shall have been notified pursuant thereto;

(d)	agrees that nothing herein shall (i) affect the right of the Collateral Agent or any Credit Party to effect service of process in any other manner permitted by law or (ii) limit the right of the Collateral Agent or any Credit Party to commence proceedings against or otherwise sue such Equity Contributor Guarantor or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by the Governmental Rules; and

(e)	agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the United States by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of such Equity Contributor Guarantor’s obligation.

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6.15	Publicity

The Equity Contributor Guarantor shall not, and shall cause each of its Affiliates not to, issue any press release concerning the terms of the Loan Documents without DOE’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

6.16	No Discharge

The obligations of the Equity Contributor Guarantor under this Guaranty shall not be affected by (i) any default by the Borrower in the performance or observance of any of its agreements or covenants in this Guaranty or any other Transaction Document, or (ii) the insolvency of the Borrower. No obligations of the Equity Contributor Guarantor under this Guaranty shall be released, discharged or in any way affected by any reorganization, arrangement, compromise, composition or plan affecting the Borrower or any of its Affiliates or by any lack of validity or enforceability of this Guaranty or any other Transaction Document, whether or not the Equity Contributor Guarantor or the Borrower or such Affiliate shall have notice or knowledge of any of the foregoing.

6.17	Entire Agreement

This Guaranty, including any agreement, document or instrument attached hereto or referred to herein, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior agreements and understandings of the parties hereto in respect to the subject matter hereof.

6.18	Headings

The headings in this Guaranty are for purposes of reference only, and shall not affect the meaning of this Guaranty.

6.19	Counterparts

This Guaranty may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.

[Signatures Appear on Next Page]

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IN WITNESS WHEREOF, the parties to this Guaranty, acting through their Authorized Officials, have caused this Guaranty to be signed in their respective names as of the date first above written.

[EQUITY CONTRIBUTOR GUARANTOR]

By:

Its:

SOLAR PARTNERS VIII, LLC

By:

Its:

PNC BANK, NATIONAL ASSOCIATION, doing business as Midland Loan Services, a division of PNC Bank, National Association as Collateral Agent

By:

Its:

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